Exhibit 10.35

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT, dated as of November 14, 2014 (this “Agreement”), is entered into by and among Ceridian LLC, a Delaware limited liability company (“Ceridian”), (together with any Permitted Transferees who become parties to this Agreement through the execution of a counterpart signature page, the “Holders”), Ceridian, as representative for the Holders (the “Holder Representative”), and FleetCor Technologies, Inc., a Delaware corporation (“Parent”).

WHEREAS, Parent, Comdata Inc., a Delaware corporation (the “Company”), Ceridian and FCHC Project, Inc., a Delaware corporation, have entered into that certain Agreement and Plan of Merger, dated as of August 12, 2014 (the “Merger Agreement”), pursuant to which the Holders will receive 7,626,577 shares of Parent Common Stock in the aggregate in consideration for all shares of Company Common Stock held by the Holders (of which 2,254,368 shares of Parent Common Stock are to be held in escrow), all upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, Parent and the Holders desire to enter into this Agreement to set forth their understanding with respect to, among other things, representation on Parent’s Board of Directors (the “Board”) and the holding, transfer and registration of Parent Common Stock.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, Parent and the Holders hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement. In addition, as used in this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Director” means a member of the Board.

“Effective Time” has the meaning set forth in the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder Shares” means the shares of Parent Common Stock acquired by Ceridian pursuant to the transactions contemplated by the Merger Agreement (including any shares of Parent Common Stock held in escrow under the Escrow Agreement), whether subject to transfer or other restrictions, including any securities issued or issuable in respect of such shares of Parent Common Stock as a result of conversion, exchange, recapitalization, reorganization, replacement, stock dividend, stock split or other distribution.

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“NYSE” means the New York Stock Exchange.

“Permitted Transferee” means (a) with respect to Ceridian, (i) Foundation Holding LLC, Ceridian Holding LLC, any shareholder of Ceridian Holding LLC, any direct or indirect shareholder or equityholder of any of the foregoing or any investor therein or (ii) any Affiliate of Ceridian or (b) with respect to any Holder who is a natural Person, (i) any gift or bequest or Transfer through inheritance to, or for the benefit of, any member or members of such Holder’s immediate family (which shall include any spouse, lineal ancestor or descendant or sibling) or to a trust for the exclusive benefit of such Holder’s immediate family, or (ii) any Transfer to a trust in respect of which such Holder serves as the sole trustee (a Transfer in accordance with each of (a) and (b), a “Permitted Transfer”); provided that with respect to any Permitted Transfer, it shall be a condition precedent to such Permitted Transfer that the Permitted Transferee executes a counterpart signature page to this Agreement, pursuant to which such Permitted Transferee agrees to be bound by the terms of this Agreement.

“Person” means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act, including the rules promulgated thereunder.

“register,” “registered” and “registration” shall refer to a registration effected by preparing and filing (i) a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder and the declaration or ordering of effectiveness of such registration statement or document or (ii) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

“Registrable Stock” means the Holder Shares; provided, however, that any Registrable Stock shall cease to be Registrable Stock when (i) a registration statement covering such Registrable Stock has become effective under the Securities Act and such Registrable Stock has been disposed of pursuant to such effective registration statement, (ii) such Registrable Stock may be sold without manner of sale, volume or other restriction pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such Registrable Stock ceases to be outstanding.

“Registration Expenses” means all expenses incurred by Parent or the selling Holders in compliance with Article IV hereof, as the case may be, including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, stock exchange fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws and the fees and disbursements of counsel for Parent and one counsel for all selling Holders.

“SEC” means the Securities and Exchange Commission and any successor agency.

“Securities Act” means the Securities Act of 1933, as amended.

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“Selling Expenses” means all underwriting discounts, selling commissions and arranger fees applicable to the sale of Registrable Stock.

ARTICLE II

BOARD REPRESENTATION

Section 2.1 Board Representation.

(a) Subject to the rules and regulations of the NYSE and SEC, effective as of the Effective Time, the Board shall appoint one (1) individual designated by Ceridian to serve as a Class I member of the Board (the “Centurion Director”) until Parent’s annual meeting of stockholders held in 2017 and until the Centurion Director’s successor is elected and qualified or until his earlier death, resignation or removal; provided, however, that the selection of the Centurion Director shall be subject to the approval of a majority of the Board (which approval shall not be unreasonably withheld, conditioned or delayed); provided, further that Thomas M. Hagerty shall be deemed to be have been approved by the Board as the Centurion Director unless he has been charged with fraud or a crime of moral turpitude.

(b) So long as Ceridian and any Permitted Transferees collectively hold more than fifty percent (50%) of the shares of Parent Common Stock that Ceridian acquired pursuant to the transactions contemplated by the Merger Agreement (the “Minimum Percentage”), Parent (i) shall nominate the individual designated by Ceridian as the Centurion Director, for inclusion among Parent’s nominees for election to the Board at the annual meeting of Parent’s stockholders and (ii) shall use commercially reasonable efforts to cause the Centurion Director to be elected to the Board by the holders of Parent Common Stock.

Section 2.2 Resignation. If, at any time when Ceridian and any Permitted Transferees are entitled to nominate the Centurion Director pursuant to this Article II, Ceridian notifies the Board of its desire that the incumbent Centurion Director resign as a director, the Board shall vote to accept the resignation of such Centurion Director. Notwithstanding the foregoing, an incumbent Centurion Director may resign only upon the request of Ceridian or upon the prior written consent of Ceridian. As a condition to nomination and election of any individual as a Centurion Director, such individual shall deliver to the Board an irrevocable resignation from his or her directorship on the Board stating that he or she resigns upon the first to occur of the following: (i) as of the time Ceridian and its Permitted Transferees collectively hold less than the Minimum Percentage of shares of Parent Common Stock and (ii) upon notice to the Board from Ceridian of its desire that the Centurion Director resign; provided that in each case such resignation shall only be effective upon the Board’s acceptance of such resignation.

Section 2.3 Vacancy. If, at any time when Ceridian and any Permitted Transferees are entitled to nominate the Centurion Director pursuant to this Article II, a vacancy is created on the Board by reason of the incapacity, death, removal or resignation of the incumbent Centurion Director, the remaining directors shall promptly appoint the individual designated by Ceridian to the Board as the Centurion Director.

Section 2.4 Indemnification. Each Centurion Director serving on the Board shall be entitled to all indemnification granted to directors who are not employees of Parent (the “Non-

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Employee Directors”) on the terms no less favorable than those provided to such Non-Employee Directors. In addition, Parent agrees that it shall enter into a director indemnification agreement with the Centurion Director at the Closing (as defined in the Merger Agreement) if such an agreement has been entered into by all other Non-Employee Directors and, in such a case, on substantially the same terms thereof.

ARTICLE III

RESTRICTIONS ON TRANSFER OF HOLDER SHARES

Section 3.1 Transfer Restrictions. The Holders may not transfer any Holder Shares, whether by sale, assignment, gift, pledge, hypothecation, encumbrance, dividend, hedge, grant of future rights or otherwise (each, a “Transfer”), until after the six (6) month anniversary of the date of this Agreement (the “Restricted Period”), except for a Permitted Transfer. No rights under this Agreement shall transfer to any transferee of Holder Shares other than in connection with a Permitted Transfer.

Section 3.2 Restrictive Legends.

(a) Each certificate or book entry representing Holder Shares held by a Holder or any Permitted Transferee shall be stamped or otherwise imprinted with legends substantially in the following form, together with such other legends required by applicable law:

(i)	“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

(ii)	“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON DISPOSITION AND OTHER RESTRICTIONS CONTAINED IN AN INVESTOR RIGHTS AGREEMENT, DATED AS OF , 2014, BY AND BETWEEN FLEETCOR TECHNOLOGIES, INC. AND THE HOLDERS PARTY THERETO.”

(b) Following the Restricted Period, Parent shall, upon request by a Holder with respect to which no rights under this Agreement have transferred under Section 3.1, promptly remove or take all appropriate action as may be required to remove the legend described under Section 3.2(a)(ii) from any certificate or book entry evidencing such Holder Shares (including any certificate or book entry held by a transfer agent on behalf of such holder). Upon request at any time after any Holder Shares have been sold to the public pursuant to an effective registration statement under the Securities Act, Parent shall promptly remove or take all appropriate action as may be required to remove, from any certificate or book entry evidencing such Holder Shares (including any certificate or book entry held by a transfer agent on behalf of such holder), the legend described under Section 3.2(a)(i). Upon request by a Holder or any Permitted Transferee at any time after any Holder Shares held by such Person may be sold pursuant to Rule 144 (or any successor provision) under the Securities Act, Parent shall promptly, upon such Person’s delivery of a customary Rule 144 representation letter to Parent

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and its counsel, remove or take all appropriate action as may be required to remove, from any certificate or book entry evidencing such Holder Shares (including any certificate or book entry held by a transfer agent on behalf of such holder), the legend described under Section 3.2(a)(i); provided, however, that, if at the time of such request, either (i) such Person is an “affiliate” (as defined in Rule 144) of Parent or was an affiliate of Parent at any time during the 90-day period immediately preceding the date of such request, or (ii) such Person has held such Holder Shares for a period of greater than six months but less than one year (calculated in accordance with Rule 144), then Parent shall have no obligation to remove any such legend except in connection with a sale of the applicable Holder Shares by such Person in accordance with Rule 144 (including the delivery to Parent and its counsel of customary Rule 144 seller and broker representation letters), with any replacement “balance” certificate or book entry retaining such legend or applicable book entry notation.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1 Demand Registration.

(a) At any time following the six month anniversary of the date of this Agreement, the Holder Representative may request that Parent register under the Securities Act all or any portion of the Registrable Stock on Form S-3 or such other short-form registration statement under the Securities Act then available to Parent (a “Demand Registration”), including a shelf registration statement providing for the resale from time to time of any and all Registrable Stock pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”). Promptly after receipt of any request for Demand Registration, Parent shall deliver written notice of such request to all other holders of Registrable Stock and such holders shall have ten (10) Business Days from the date of such notice to notify Parent in writing of their desire to include Registrable Stock in such Demand Registration. Parent shall use commercially reasonable efforts to cause the registration statement with respect to such Demand Registration to become effective under the Securities Act as soon as reasonably practicable, except to the extent such registration statement is already effective. Parent shall not be required to effect a Demand Registration more than three (3) times (and no more than two (2) times in any twelve (12) month period) for the holders of Registrable Stock as a group; provided, that a Demand Registration shall not be deemed to have been effected unless (i) it has become effective under the Securities Act, (ii) it has remained effective for the period set forth in Section 4.3(b), and (iii) the offering of Registrable Stock pursuant to such Demand Registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of holders of Registrable Stock).

(b) If the Holder intends to distribute the Registrable Stock covered by the Demand Registration request by means of an underwritten offering, it shall advise Parent as part of its request for Demand Registration, and Parent shall include such information in its notice to the other holders of Registrable Stock. In such event, the holders of a majority of the Registrable Stock initially requesting the Demand Registration shall select the managing underwriter of such offering; provided, that such selection shall be subject to Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

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(c) Notwithstanding any provision of this Agreement to the contrary:

(i)	Except as provided in Section 4.9(a) with respect to a Take Down Notice, Parent shall not be required to effect a Demand Registration within (A) 90 days following the latest of the effective date of a registration statement or the date of the filing of a prospectus or prospectus supplement pertaining to a public offering of securities for the account of Parent or (B) six months following the latest of the effective date of a registration statement or the date of the filing of a prospectus or prospectus supplement pertaining to (x) a previous Demand Registration or (y) a previous Piggyback Registration in which holders of Registrable Stock sold at least 80% of the shares of Registrable Stock requested to be included therein;

(ii)	if the Board determines in good faith that it would (A) materially adversely affect Parent’s ability to pursue or consummate a proposed or pending acquisition, disposition, strategic alliance, financing transaction or other material event involving Parent, (B) require the premature disclosure of material non-public information, or (C) prevent Parent from complying with the Securities Act or Exchange Act, Parent may (1) postpone the filing or effectiveness of any registration pursuant to this Section 4.1 and (2) suspend the rights of any holder of Registrable Stock to use any prospectus with respect to an effective Demand Registration, in each case for a period of no more than 45 days; provided, that such right to postpone or suspend a registration pursuant to this Section 4.1(c)(ii) shall be exercised by Parent (a) only if Parent has generally exercised (or is concurrently exercising) similar black-out rights (if any) against holders of similar securities that have registration rights and (b) not more than two (2) times in any twelve (12) month period and not more than 90 days in the aggregate in any twelve (12) month period; provided, further, that in the event Parent gives such notice, Parent shall extend the period during which such registration statement shall be maintained effective as provided in Section 4.3(b) by the number of days by which Parent suspends such registration statement;

(iii)	Parent shall not be obligated to cause any audit to be undertaken in connection with any such registration that Parent is not otherwise required to undertake at that time in connection with its obligations under the Securities Act, the Exchange Act and the rules and regulations thereunder; and

(iv)	Parent may satisfy its obligations to effect a Demand Registration by filing one or more prospectus supplements to a registration statement previously filed and that has become effective under the Securities Act that permits Parent to register resales of Parent Common Stock by naming in such prospectus supplement the selling stockholders of such Parent Common Stock.

(d) Parent shall not include in any Demand Registration any securities that are not Registrable Stock without the prior written consent of the holders of a majority of the Registrable Stock initially requesting such Demand Registration (which consent shall not be unreasonably withheld, conditioned or delayed). If a Demand Registration involves an underwritten offering and the managing underwriter advises Parent that in its opinion the number of shares of

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Registrable Stock (and, if permitted hereunder, other securities requested to be included in such offering), exceeds the number of securities that can be sold in such underwritten offering without adversely affecting the marketability or the price per share of the Registrable Stock proposed to be sold in such underwritten offering, Parent shall include in such Demand Registration (i) first, the number of shares of Parent Common Stock that the holders of Registrable Stock propose to sell, and (ii) second, the number of securities proposed to be included therein by any other Persons (including securities to be sold for the account of Parent and/or other holders of Parent Common Stock) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Stock proposed to be sold can be included in such offering, then the Registrable Stock that is included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of shares of Registrable Stock held by each such holder.

Section 4.2 Piggyback Registration.

(a) In the event that Parent determines that it shall file a registration statement under the Securities Act for the registration of Parent Common Stock (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer, an offering of securities solely to Parent’s existing stockholders, or a registration statement registering Parent Common Stock that is issuable solely upon conversion of debt securities or a registration statement solely with respect to an employee benefit plan) on any form that would also permit the registration of Registrable Stock, Parent shall each such time promptly give each Holder of Registrable Stock written notice of such determination, setting forth the date on which Parent proposes to file such registration statement (or prospectus filed pursuant to Rule 424 under the Securities Act relating to an effective shelf registration statement), which date shall be no earlier than ten (10) Business Days from the date of such notice, and advising such Holders of their right to have Registrable Stock included in such registration. Upon the written request of a Holder of Registrable Stock received by Parent no later than five (5) Business Days after the date of Parent’s notice to such Holder, Parent shall use its commercially reasonable efforts to cause to be registered under the Securities Act pursuant to such registration statement all of the Registrable Stock that each such Holder has so requested to be registered. Notwithstanding the foregoing, this Section 4.2(a) shall not apply to any Holder Shares during the Restricted Period.

(b) If the managing underwriter advises Parent in writing (or, in the case of a non- underwritten offering, if in the reasonable opinion of Parent, Parent determines) that the total amount of securities to be so registered, including such Registrable Stock, will exceed the maximum amount of Parent’s securities that can be sold in such offering without adversely affecting the marketability or the price per share of the securities proposed to be sold in such offering, then Parent shall be entitled to reduce the number of shares of Registrable Stock to be sold in such offering in proportion (as nearly as practicable) to the amount of Registrable Stock requested to be included by each Holder of Registrable Stock. For clarity, Parent, including upon the advice of any managing underwriter, shall have the ability to fully cut back any Registrable Stock in connection with any such offering in accordance with this Section 4.2(b).

(c) If, at any time after giving written notice of its intention to register any Parent Common Stock pursuant to this Section 4.2 and prior to the effective date of the registration statement filed in connection with such registration (or the filing of the applicable prospectus

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pursuant to Rule 424 under the Securities Act), Parent shall determine for any reason not to register such Parent Common Stock pursuant to this Section 4.2 or to delay registration of such Parent Common Stock, Parent may, at its election, give written notice of such determination to each Holder of Registrable Stock and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Stock in connection with such abandoned registration, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Stock for the same period as the delay in registering such other equity securities, which period, for the avoidance of doubt, shall be determined by Parent in its sole discretion.

Section 4.3 Registration Procedures. In connection with the obligations of Parent with respect to any registration pursuant to this Agreement, Parent shall, as soon as reasonably practicable:

(a) before filing with the SEC a registration statement or prospectus thereto with respect to the Registrable Stock and any amendments or supplements thereto, at Parent’s expense, furnish to the Holder Representative copies of all such documents (other than documents that are incorporated by reference) proposed to be filed and such other documents reasonably requested by the Holder Representative and provide a reasonable opportunity for review and comment on such documents by the Holder Representative;

(b) other than in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement and as may be necessary to keep such registration statement effective for a period of at least 90 days;

(c) in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement and as may be necessary to keep such registration statement effective until the earlier of six months following the effective date of such registration statement or all Registrable Stock covered by such registration statement have been sold;

(d) furnish to each Holder selling Registrable Stock and any underwriters such numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto) and any exhibits filed therewith or documents incorporated by reference therein as such Holder or underwriter may reasonably request to facilitate the disposition of such Registrable Stock;

(e) use all reasonable efforts to register or qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably requested by the Holders of such Registrable Stock or any underwriters for the distribution of the Registrable Stock covered by the registration statement; provided, however, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would

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not be required to qualify but for the requirements of this paragraph (e); provided, further, that Parent shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless such Holder agrees to do so;

(f) subject to Section 4.1(c)(ii), promptly notify each Holder of Registrable Stock at any time when a prospectus relating to the sale of Registrable Stock is required to be delivered under the Securities Act of the happening of any event, as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of a Holder of Registrable Stock promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) upon reasonable notice and during Parent’s normal business hours, make available for inspection by any Holder selling Registrable Stock, any underwriters, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of Parent, which are reasonably necessary to enable such Holder to conduct an appropriate due diligence inquiry (collectively, “Records”), and cause Parent’s officers, directors and employees to supply all such Records reasonably requested by any such Person in connection with such registration statement; provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, Parent shall not be required to provide any information under this Section 4.3(g) if (i) Parent reasonably believes, after consultation with its counsel, that to do so would cause Parent to forfeit an attorney-client privilege that was applicable to such information or (ii) if Parent reasonably determines in good faith that such Records are confidential and so notifies such Holder in writing, unless prior to furnishing any such information with respect to this clause (ii) such Holder agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions;

(h) to the extent any registration is by means of an underwritten offering, enter into customary agreements (including, if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of any Registrable Stock included in such registration, provided that Parent shall not be required to cause any director, executive officer or employee of Parent to participate in any “road show” presentations or other marketing meetings or activities with any prospective investor;

(i) provide a transfer agent and registrar for all Registrable Stock covered by such registration statement not later than the effective date of such registration statement;

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(j) notify each Holder of Registrable Stock, promptly after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendments to the registration statement, shall have become effective, or a supplement to any prospectus forming part of such registration statement has been filed;

(k) make available to each Holder whose Registrable Stock is included in such registration statement as soon as reasonably practicable after the same is prepared and publicly distributed, filed with the SEC, or received by Parent, an executed copy of each letter written by or on behalf of Parent to the SEC or the Staff of the SEC (or other governmental agency or self- regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the Staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such registration statement;

(l) respond as soon as reasonably practicable to any and all comments received from the SEC or the Staff of the SEC with a view towards causing such registration statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such registration statement or any amendment thereto will not be subject to review;

(m) advise each Holder of Registrable Stock promptly after it shall receive notice or obtain knowledge thereof, of (i) the issuance of any stop order, injunction or other order or requirement by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose, (ii) the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Stock under state securities or “blue sky” laws or the initiation or threat of initiation of any proceedings for that purpose and (iii) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension;

(n) use all reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement and obtain as soon as practicable the withdrawal of any such stop order, injunction or other order or requirement that is issued;

(o) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, but not later than 15 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act;

(p) use all reasonable efforts to list (to the extent not already listed) the Registrable Stock covered by such registration statement with any securities exchange on which Parent Common Stock is then listed;

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(q) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any registration statement or prospectus used under this Agreement (and any offering covered thereby); and

(r) use all reasonable efforts to take all other actions necessary or customarily taken by issuers to effect the registration of the Registrable Stock contemplated hereby.

Section 4.4 Furnish Information. Each Holder selling Registrable Stock shall furnish to Parent such information regarding themselves, the Registrable Stock held by them, and the intended method of disposition of such securities as Parent shall reasonably request and as shall be required in connection with the registration of the Registrable Stock.

Section 4.5 Expenses of Registration. All Registration Expenses incurred in connection with each registration pursuant to this Agreement shall be borne by Parent and the Holders selling Registrable Stock as follows: (i) all Registration Expenses incurred in connection with the first registration pursuant to this Agreement shall be borne by Parent; (ii) all Registration Expenses incurred in connection with the second registration pursuant to this Agreement shall be borne by the Holders selling Registrable Stock, in proportion to the number of shares of Registrable Stock sold; and (iii) all Registration Expenses incurred in connection with the third or any later registration pursuant to this Agreement shall be borne equally by Parent, on one hand and the Holders selling Registrable Stock in proportion to the number of shares of Registrable Stock sold, on the other hand. All Selling Expenses incurred in connection with each registration shall be borne by the Holders selling Registrable Stock, in proportion to the number of shares of Registrable Stock sold.

Section 4.6 Underwriting Requirements. In connection with any underwritten offering pursuant to this Article IV, the right of any Holder to have Registrable Stock included in any such registration shall be conditioned upon such Holder’s participation in such underwriting, and each such Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters and shall complete and execute all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting agreement; provided, that no Holder selling Registrable Stock in any such underwritten registration shall be required to make any representations or warranties to Parent or the underwriters (other than representations and warranties regarding such Holder, such Holder’s ownership of Registrable Stock to be sold in the offering, such Holder’s intended method of distribution and any other representation required by law). If any Holder selling Registrable Stock in any such underwritten registration disapproves of the terms of such underwriting, then such Holder may elect to withdraw therefrom by delivering written notice to Parent and the managing underwriter, which notice must be delivered no later than the date immediately preceding the date on which the underwriters price such offering.

Section 4.7 Covenants Relating to Rule 144. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Stock to the public without registration, Parent agrees, so long as any Holder or any Permitted Transferee owns any Registrable Stock, to:

(a) make and keep public information regarding Parent available, as those terms are understood and defined in Rule 144 under the Securities Act;

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(b) use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by Parent under the Securities Act and the Exchange Act; and

(c) furnish, unless otherwise available at no charge by access electronically to the SEC’s EDGAR filing system, to a Holder of Registrable Stock promptly upon request (i) a copy of the most recent annual or quarterly report of Parent, and (ii) such other reports and documents of Parent so filed with the SEC (other than comment letters and other correspondence between Parent and the SEC or its Staff, except as required by Section 4.3(k)) as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

Section 4.8 Indemnification. In the event any Registrable Stock is included in a registration statement under this Agreement:

(a) Parent shall indemnify, defend and hold harmless each Holder selling Registrable Stock, such Holder’s directors, officers, employees, agents, representatives and Affiliates, each Person who participates in the offering of such Registrable Stock, and each Person, if any, who controls such Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages, liabilities, expenses or actions, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, expenses or actions (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405)) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder’s directors, officers, employees, agents, representatives and Affiliates, such participating Person or controlling Person for any documented legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them) in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the indemnity agreement contained in this Section 4.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent; provided, further, that Parent shall not be liable to any Holder, such Holder’s directors, officers, employees, agents, representatives and Affiliates, participating Person or controlling Person in any such case for any such loss, claim, damage, liability, expense or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use therein, by any such Holder, such Holder’s directors, officers, employees, agents, representatives and Affiliates, participating Person or controlling Person. Such indemnity shall remain in full force and effect

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regardless of any investigation made by or on behalf of any such Holder, such Holder’s directors, officers, employees, agents, representatives and Affiliates, participating Person or controlling Person.

(b) Each Holder whose shares of Registrable Stock are included in the registration being effected shall, severally and not jointly, indemnify, defend and hold harmless Parent, each of its directors, officers, employees, agents, representatives and Affiliates, each Person, if any, who controls Parent within the meaning of the Securities Act, and each agent for Parent against any losses, claims, damages, liabilities, expenses or actions to which Parent or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, expenses or actions (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405)) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use therein; and each such Holder shall reimburse any documented legal or other expenses reasonably incurred by Parent or any such director, officer, employee, agent, representative or Affiliate, controlling person or agent (but not in excess of expenses incurred in respect of one counsel for all of them) in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the indemnity agreement contained in this Section 4.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense or action if such settlement is effected without the reasonable consent of such Holder; provided, further, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability, expense or action which is equal to the proportion that the net proceeds from the sale of the shares sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder (after the deduction of all underwriters’ discounts and commissions and all other expenses paid by such Holder in connection with such registration) from the sale of Registrable Stock covered by such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent, Parent’s directors, officers, employees, agents, representatives and Affiliates, participating Person or controlling Person.

(c) Promptly after receipt by an indemnified party under this Section 4.8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it

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which are different from or in addition to those available to such indemnifying party, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or (iii) in the reasonable opinion of such indemnified party representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, in which case the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel); provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 4.8, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

(d) (i) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, expenses or actions referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(iii) The liability of each Holder in respect of any contribution obligation of such Holder under this Agreement with respect to a particular registration shall not exceed the

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net proceeds (after the deduction of all underwriters’ discounts and commissions and all other expenses paid by such Holder in connection with such registration) received by such Holder from the sale of the Registrable Stock covered by such registration statement.

Section 4.9 Shelf Take Downs.

(a) At any time that a Shelf Registration covering Registrable Stock is effective, if the Holder Representative delivers notice to Parent (a “Take Down Notice”) that the holders of Registrable Stock intend to effect an underwritten offering of Registrable Stock included in the Shelf Registration, Parent shall amend or supplement the registration statement or related prospectus for the Shelf Registration as may be necessary to enable such Registrable Stock to be distributed pursuant to the Shelf Registration; provided, that the Holder Representative shall not be entitled to deliver (i) more than two such Take Down Notices in any 12-month period, or (ii) any such Take Down Notice within (A) 60 days following the latest of the effective date of a registration statement or the date of the filing of a prospectus or prospectus supplement pertaining to a public offering of securities for the account of Parent or (B) six months following the latest of the effective date of a registration statement or the date of the filing of a prospectus or prospectus supplement pertaining to (x) a previous Demand Registration or (y) a previous Piggyback Registration in which Holders sold at least 80% of the shares of Registrable Stock requested to be included therein.

(b) In connection with the delivery of any Take Down Notice, the Holder Representative shall also deliver the Take Down Notice to all other holders of Registrable Stock included in such registration statement and permit each such other holder to include its Registrable Stock in such Shelf Registration if such other holder responds to the Take Down Notice within five (5) Business Days.

(c) If the managing underwriter of such Shelf Registration advises Parent in writing that the total amount of securities to be included in the take down will exceed the maximum amount of Parent’s securities that can be sold in such offering without adversely affecting the marketability or the price per share of the securities proposed to be sold in such take down, then Parent shall be entitled to reduce the number of shares of Registrable Stock to be sold in such take down in proportion (as nearly as practicable) to the amount of Registrable Stock requested to be included by each Holder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of Parent. Parent represents and warrants to the Holders as follows:

(a) Parent has the requisite corporate power and authority to execute, deliver and perform this Agreement;

(b) this Agreement has been duly and validly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect relating to or limiting

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creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief and certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought;

(c) the execution, delivery and performance of this Agreement by Parent do not violate or conflict with or constitute a default under Parent’s certificate of incorporation or bylaws; and

(d) no holders of Parent Common Stock or any securities converted into Parent Common Stock have been granted as of the date of this Agreement registration rights superior to or pari passu to those granted pursuant to this Agreement.

Section 5.2 Representations and Warranties of the Holders. Each Holder represents and warrants to Parent as follows:

(a) such Holder has the requisite power and authority (whether corporate or otherwise) to execute, deliver and perform this Agreement;

(b) this Agreement has been duly and validly authorized, executed and delivered by such Holder and constitutes a valid and binding obligation of such Holder, enforceable in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect relating to or limiting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief and certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought; and

(c) as of the date of this Agreement, such Holder does not own any securities of Parent other than Parent Common Stock received pursuant to the Merger Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Subsequent Investor Rights Agreements. From the date hereof until all Registrable Stock ceases to be Registrable Stock, Parent shall not enter into any agreement with any current or future shareholders or optionholders of Parent Common Stock that would conflict with or that would provide registration rights superior to those granted pursuant to this Agreement other than with respect to the transfer restrictions in Section 3.1.

Section 6.2 Interpretation.

(a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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(c) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include the Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

Section 6.3 Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by Parent and the Holder Representative.

Section 6.4 Assignment. Except where otherwise expressly provided herein or pursuant to a Permitted Transfer, this Agreement and the rights and obligations hereunder shall not be assignable or transferable by a Holder or a Permitted Transferee without the prior written consent of Parent. Any attempted assignment in violation of this Section 6.4 shall be void.

Section 6.5 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, the Permitted Transferees and each of their respective permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto, the Permitted Transferees and such assigns, any legal or equitable rights hereunder.

Section 6.6 Notices.

(a) All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Parent:	FleetCor Technologies, Inc. 5445 Triangle Parkway Norcross, Georgia 30092 Fax: 770-582-8236 Attention: Sean Bowen

Copy to Counsel:	Alston & Bird LLP

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1201 West Peachtree Street Atlanta, Georgia 30309 Fax: 404-253-8261 Attention: Chris Baugher

If to the Holder Representative:	Ceridian LLC 3311 East Old Shakopee Road Minneapolis, MN 55425 Fax: (952) 853-5300 Attention: Chief Executive Officer

Copy to Counsel:	Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Fax: (212) 310-8007 Attention: Michael J. Aiello

(b) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 6.6.

Section 6.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service, including by email attachment, shall be considered original executed counterparts for purposes of this Agreement.

Section 6.8 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

Section 6.9 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State, without regard to conflicts of laws principles.

(b) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereby irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consent to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and

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shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties or as specifically provided herein. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party irrevocably consents to the service of any and all process in any such action, suit or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 6.6.

(c) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 6.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 6.11 Holder Representative. Each Holder and each Permitted Transferee hereby constitutes and appoints Ceridian, as the Holder Representative, as his, her, or its true and lawful attorney-in-fact (i) to give and receive all notices and communications required or permitted under this Agreement, (ii) to agree to, negotiate, enter into settlements and compromises with respect to this Agreement, (iii) to negotiate, agree and enter into any amendments to this Agreement as per Section 6.3 of this Agreement, and (iv) to communicate to Parent any elections of the Holders or the Permitted Transferees with respect to the registration rights provided for in ARTICLE IV hereof. The Holder Representative may take all actions necessary or appropriate in the judgment of the Holder Representative for the accomplishment of any of the foregoing, each Holder and Permitted Transferee agreeing to be fully bound by the acts, decisions and agreements of the Holder Representative taken and done pursuant to the authority herein granted. The Holder Representative shall not be liable, responsible or accountable in damages or otherwise to the Holders for any loss or damage incurred by reason of any act or failure to act by the Holder Representative, and each Holder and Permitted Transferee shall jointly and severally indemnify and hold harmless the Holder Representative against any loss or damage except to the extent such loss or damage shall have been the result of the individual gross negligence or willful misconduct of the Holder Representative. In the event that the Holder Representative resigns, liquidates, dissolves or becomes unable to perform its functions hereunder, the Holders and the Permitted Transferees shall promptly select an alternate person to serve as the Holder Representative and shall promptly notify Parent of such selection. Parent may conclusively and absolutely rely, without inquiry, upon any decision, act, consent, notice or instruction of the Holder Representative as being the decision, act, consent, notice or instruction of each of and all of the Holders and the Permitted Transferees. Parent is hereby relieved from any liability to any Person, including the Holders and any Permitted Transferee, for any acts done by it in accordance with or reliance on such decision, act, consent, notice or instruction of the Holder Representative. All notices or other communications required to be made or delivered by Parent to the Holders or the Permitted Transferees shall be made to the Holder Representative for the benefit of the Holders and the Permitted Transferees, and any notices so made shall discharge in full all notice requirements of Parent to the Holders and the Permitted Transferees with respect thereto. All notices or other communications required to be

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made or delivered by the Holders or the Permitted Transferees to Parent shall be made by the Holder Representative, and any notices so made shall discharge in full all notice requirements of the Holders or the Permitted Transferees to Parent with respect thereto.

Section 6.12 Change in Law. In the event any law, rule or regulation comes into force or effect which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise this Agreement to achieve the parties’ intention set forth herein.

[Signatures on Following Page]

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PARENT:

By:	/s/ Eric R. Dey
Name:	Eric R. Dey
Title:	Chief Financial Officer

[Investor Rights Agreement]

HOLDER

REPRESENTATIVE:                                                                  CERIDIAN LLC

By:	/s/Bruce B. McPheeters
Name:	Bruce B. McPheeters
Title:	General Counsel and Secretary

INVESTOR RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

The undersigned hereby agrees to all the terms and provisions of the Investor Rights Agreement, dated [                    ], 2014, by and among the Holders party thereto, Ceridian LLC, as representative for the Holders (the “Holder Representative”), and FleetCor Technologies, Inc., a Delaware corporation (the “Investor Rights Agreement”), and agrees to be bound by the terms and provisions thereof as a party thereto, as evidenced by the execution of this Counterpart Signature Page which, together with other Counterpart Signature Pages, is hereby incorporated into the Investor Rights Agreement.

IN WITNESS WHEREOF, the undersigned has signed this Counterpart Signature Page effective [                    ], 20[    ].

By:
Name: